Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated August 4, 2017 relating to the financial statements of Solid Biosciences, LLC, which appears in Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-222357). We also consent to the reference to us under the heading “Experts” in Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-222357).

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

January 25, 2018